UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2006

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

One Morningside Drive North, Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 349-4160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2006, Velocity Express Corporation (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Certificate of Incorporation with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the Amendment, each holder of the Company’s Series N Convertible Preferred Stock (the “Series N Preferred”) and Series O Convertible Preferred Stock (the “Series O Preferred” and, together with the Series N Preferred, the “Preferred Stock”) may, upon delivering written notice to the Company, elect to limit its ability to convert its Preferred Stock, subject to certain exceptions, if such conversion would cause such stockholder, together with its affiliates, to beneficially own a number of shares of the Company’s common stock that would exceed 4.99% of its outstanding shares of common stock.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, dated October 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006

Velocity Express Corporation

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment, dated October 20, 2006.